HOWELL CORPORATION

                         1111 Fannin Street, Suite 1500
                           Houston, Texas  77002-6923


Stockholders of Howell Corporation:

	The Board of Directors at Howell Corporation (the "Company") is soliciting written consents of the holders of shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), for the following purposes:

	1.	to approve the acquisition by the Company of Voyager Energy
Corp., a Texas corporation ("Voyager"), by means of the merger (the "Merger") of Voyager with Howell Acquisition Corp., a Texas corporation and wholly owned subsidiary of the Company ("Newco"), pursuant to an Agreement and Plan of Merger dated as of August 22, 1997 by and among the Company, Newco and Voyager; and

	2.	to approve an amendment to the Company's Certificate of
Incorporation, as amended, to increase the number of shares of Common Stock that the Company is authorized to issue from 10 million to 50 million.

	The consent procedure is being utilized in lieu of a formal meeting of stockholders in order to avoid the expenses associated with a formal meeting. Only holders of Common Stock of record at the close of business on August 29, 1997, are entitled to respond to this consent solicitation.

	You are urged to complete, date, and sign the enclosed consent card and return it in the accompanying envelope at your earliest convenience.

			  By order of the Board of Directors,


                          /s/ Robert T. Moffett
                          ---------------------------------------------
                          Robert T. Moffett
			  Vice President, General Counsel and Secretary

Houston, Texas
September 2, 1997

                              YOUR VOTE IS IMPORTANT.

	To ensure your representation in these matters, please complete, date, and sign the enclosed consent card and return it in the accompanying envelope at your earliest convenience. No additional postage is necessary if the consent card is mailed in the United States. A consent is revocable at any time before the action authorized by the consent becomes effective.






                                HOWELL CORPORATION
                          1111 Fannin Street, Suite 1500
                            Houston, Texas  77002-6923
                                  (713) 658-4000

                              ________________________

                                 CONSENT STATEMENT

                                 September 2, 1997

                              ________________________


                                    INTRODUCTION

	This Consent Statement is being furnished in connection with the solicitation by the Board of Directors of Howell Corporation (the "Company") of written consents to take action without a stockholders meeting, as permitted by Delaware law. This Consent Statement and the enclosed consent card will first be sent to stockholders on or about September 2, 1997.

	Written consents are being solicited (i) to approve the acquisition by the Company of Voyager Energy Corp., a Texas corporation ("Voyager"), as more fully described herein, and (ii) to approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of shares of common stock, par value $1.00 per share (the "Common Stock"), that the Company is authorized to issue from 10 million to 50 million.

Voting Securities

	Holders of Common Stock of record at the close of business on August 29, 1997, are entitled to respond to this consent solicitation. As of August 29, 1997, 5,099,167 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on the matters for which consent is being solicited. The Common Stock is the only class of securities of the Company entitled to vote on such matters.


	The following table sets forth certain information as of August 15, 1997, regarding the beneficial ownership of Common Stock by each person known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock, each of the Company's directors and executive officers and all of the Company's directors and executive officers as a group. Unless otherwise indicated, such persons have sole voting and dispositive power with respect to the shares indicated.



	                                                    Amount and Nature
Name and Address                                              of Beneficial	    Percent
of Beneficial Owner                                             Ownership           of Class
-------------------                                         -----------------       --------
Paul N. Howell
Howell Corporation
1111 Fannin, Suite 1500
Houston, Texas 77002	                                         1,239,399  1        23.8

Donald W. Clayton
Howell Corporation
1111 Fannin, Suite 1500
Houston, Texas 77002	                                             3,450             *

Richard K. Hebert
Howell Corporation
1111 Fannin, Suite 1500
Houston, Texas 77002	                                               -	       -

Robert T. Moffett
Howell Corporation
1111 Fannin, Suite 1500
Houston, Texas 77002	                                            18,261  2          *

J. Richard Lisenby
Howell Corporation
1111 Fannin, Suite 1500
Houston, Texas 77002	                                               -	       -

John E. Brewster, Jr.
Howell Corporation
1111 Fannin, Suite 1500
Houston, Texas 77002	                                               400  3	       *

Robert M. Ayres, Jr.
5705 Scout Island Cove
Austin, Texas 78731	                                           177,631  4	      3.5

Ronald E. Hall
Howell Corporation
1111 Fannin, Suite 1500
Houston, Texas 77002	                                            50,000  5	      1.0

Walter M. Mischer, Sr.
Hallmark Residential Group
2727 North Loop West, Suite 200
Houston, Texas 77008	                                            20,000  6	       *

Paul W. Murrill
206 Sunset Boulevard
Baton Rouge, Louisiana 70808	                                     6,000  7	       *

Otis A. Singletary
780 Chinoe Rd.
Lexington, Kentucky 40502	                                    15,600  8	       *

Jack T. Trotter
1000 Louisiana, Suite 3600
Houston, Texas 77002	                                            13,000  9	       *

All directors and executive officers as a group (12 persons)     1,543,741  10	     29.1
Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401	                                   361,100  11	      7.1

The Guardian Life Insurance Company of America
201 Park Avenue
New York, New York  10003	                                   475,500  12	      9.1

Ingalls & Snyder
61 Broadway
New York, New York 10006	                                   706,567  13	     13.3

FB Investment Advisory Services, Inc.
5400 University Avenue
West Des Moines, Iowa 50266	                                 1,148,978  14	     19.7

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, Wisconsin 53202	                                   506,800  15	     10.0

Bradley N. Howell
Howell Transportation Services, Inc.
1111 Fannin, Suite 1500
Houston, Texas 77002	                                           281,352  16	      5.5


*  Less than 1%.
_________________________
1 Includes 120,830 shares which Mr. Paul N. Howell has the right to acquire within 60 days pursuant to certain options and 44,500 shares which are owned by the Howell Foundation, as to which Mr. Howell shares voting and dispositive power.

2 Includes 15,275 shares which Mr. Moffett has the right to acquire within 60 days pursuant to certain options.

3 All of these 400 shares are shares held by Mr. Brewster as custodian for his children and over which he exercises sole voting and dispositive power.

4 Includes 5,250 shares owned by the Shield-Ayres Foundation, as to which Mr. Ayres disclaims both voting and dispositive power, and 12,490 shares held by Mr. Ayres' wife, as to which he disclaims both voting and dispositive power. Also includes 10,000 shares which Mr. Ayres has the right to acquire within 60 days pursuant to certain options and 1,515 shares which Mr. Ayers has the right to receive within 60 days should he elect to convert 500 shares of the Company's $3.50 Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), held by him.

5 Includes 50,000 shares which Mr. Hall has the right to acquire within 60 days pursuant to certain options.

6 Includes 10,000 shares which Mr. Mischer has the right to acquire within 60 days pursuant to certain options.

7 Includes 5,000 shares which Dr. Murrill has the right to acquire within 60 days pursuant to certain options.

8 Of these, 15,000 shares are held by Dr. Singletary directly, as to which he exercises both voting and dispositive power, and 600 shares are held by Dr. and Mrs. Singletary, as to which Dr. Singletary shares voting and dispositive power.

9 Includes 10,000 shares which Mr. Trotter has the right to acquire within 60 days pursuant to certain options.

10 Includes 222,620 shares which the Company's directors and executive officers have the right to acquire within 60 days pursuant to the exercise of certain options and the conversion of shares of Series A Preferred Stock.

11 Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 361,100 shares of Howell Corporation stock as of December 31, 1996, all of which shares are held in portfolios of D.F.A. Investment Dimensions Group Inc., a registered open-end investment company, or in series of the D.F.A. Investment Trust Company, a Delaware business trust, or the D.F.A. Group Trust and D.F.A. Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisor Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

12 According to Amendment No. 1 to Schedule 13G filed by The Guardian Life
   Insurance Company of America ("Guardian") with the Securities and Exchange Commission (the "Commission"), shares are beneficially owned by a group comprised of Guardian and certain of its affiliates, including Guardian Investor Services Corporation, a wholly-owned subsidiary and registered investment advisor. The group shares voting rights and dispositive power over all such shares. Shares beneficially owned include 151,500 shares of Common Stock which the group has the right to receive within 60 days should it elect to convert the 50,000 shares of Series A Preferred Stock held by it.

13 Includes 220,287 shares of Common Stock which Ingalls & Snyder has the right to receive within 60 days should it elect to convert the 72,702 shares of Series A Preferred Stock held by it. Ingalls & Snyder is registered as a broker or dealer with the Commission. Based on its Amendment No. 4 to
   Schedule 13G filed with the Commission, Ingalls & Snyder has sole voting power with respect to 129,940 of the shares of Common Stock owned beneficially and sole dispositive power over all of the shares of Common Stock owned beneficially.

14 Includes 747,378 shares of Common Stock which FB Investment Advisory
   Services, Inc., has the right to receive within 60 days should it elect to convert the 246,635 shares of Series A Preferred Stock held by it. FB Investment Advisory Services, Inc., is registered as an investment adviser with the Commission. Based on its Schedule 13G filed with the Commission, FB Investment Advisory Services, Inc., has sole voting and dispositive power over all such shares.

15 According to Schedule 13G filed by Heartland Advisors, Inc. ("Heartland") with the Commission, Heartland is a registered investment advisor. Heartland has sole voting power over 445,000 of the shares of Common Stock owned beneficially and sole dispositive power over all the shares of Common Stock owned beneficially.

16 Of these, 35,275 shares are held by Bradley N. Howell as custodian for minor children, as to which he exercises both voting and dispositive power; 139,546 shares are held in trust for minor children and for himself, as to which he shares voting and dispositive power; and 14,273 shares are held by Bradley N. Howell's wife, as to which he disclaims both voting and dispositive power.

	Pursuant to the transaction described under "Proposal to Approve the Acquisition by the Company of Voyager," Donald W. Clayton, Richard K. Hebert and John E. Brewster, Jr. will acquire 207,040, 135,603 and 9,995 shares of Common Stock, respectively, and thereafter will own beneficially 3.9%, 2.5% and less than 1%, respectively, of the outstanding shares of Common Stock.

Consent Procedure

	Statutory Basis; Consents Required. The Board is soliciting consents from stockholders of the Company pursuant to Section 228(a) of the Delaware General Corporation Law (the "DGCL"). Section 228(a) provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The record date for the determination of stockholders entitled to vote on the matters with respect to which consents are solicited is August 29, 1997.

	The Rules of the New York Stock Exchange require a minimum 20-day solicitation period. In order to comply with this requirement, the Company will not effect the Proposed Amendment or the Merger until a 20-day solicitation period has expired, even if the requisite stockholder vote is obtained prior to that date.

	If, as is expected, the matters with respect to which consents are solicited are approved by holders of the requisite number of shares of Common Stock, prompt notice thereof will be given to stockholders who did not consent thereto.

	The DGCL provides that, with respect to all matters other than the election of directors and matters for which a specified vote is required, approval by the stockholders requires the affirmative vote of the holders of a majority of the outstanding shares present, in person or represented by proxy, and entitled to vote at a meeting held for such purpose. Accordingly, pursuant to Section 228(a) of the DGCL, approval of the acquisition by the Company of Voyager will require the affirmative vote of a majority of the outstanding shares of Common Stock. The DGCL provides that approval of an amendment to a corporation's certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. Accordingly, the affirmative vote of 2,549,584 shares of Common Stock will be required for approval of each of the proposals described herein. A dissent or abstention with respect to either proposal will have the effect of a vote against the proposal. Failure to return a consent card will have the effect of a vote against both proposals.

	Expiration. The action of approving the proposals described herein is deemed to become effective at the time written, unrevoked consents, in the accompanying form, are signed by the holders of record on August 29, 1997 of a majority of the outstanding shares of Common Stock and such consents are presented to the Company; provided, however, that all consents will expire, unless so presented, on December 31, 1997, and provided further that, as described above, the Company will not effect the proposed actions until the expiration of a 20-day solicitation period, even if the requisite stockholder consents are obtained earlier.

	Special Instructions. Unlike proxies, which can be exercised if unmarked but signed, the Board's consent cards will only be effective to take the action requested by the Board if stockholders mark the "Consent" box on the consent cards, sign the card, and return it to the Company.

	Revocation of Consent Cards. Executed consent cards may be revoked at any time before expiration by executing (signing and dating) a written revocation before the time that the actions authorized by the executed consents become effective, which shall occur when holders of a majority of the outstanding Common Stock have consented (and not revoked their consent) to the proposed action and the Board has presented consent cards evidencing such action to the Company. A revocation may be in any written form provided that it clearly states that the consent is no longer effective. Revocations should be delivered to the Company. Any written and unrevoked consent cards shall be deemed by the Company to remain in full force and effect until they expire or until the Company receives notice of their revocation.

	If you wish to consent to the proposals described herein and were a stockholder of record of the Company on August 29, 1997 (the record date for purposes of this Consent Statement), please mark the "Consent" box on the accompanying Consent Card and complete, sign and return the accompanying consent card today.

	If you do not wish to consent to the proposals described herein, and were a stockholder of record on August 29, 1997 (the record date for purposes of this Consent Statement), please (i) mark the "Dissent" box on the accompanying Consent Card, (ii) mark the "Abstain" box on the Consent Card or (iii) simply do not return the Consent Card.


PROPOSAL TO APPROVE THE ACQUISITION BY THE COMPANY OF VOYAGER

General

	In May 1997, the Company retained Donald W. Clayton, Richard K. Hebert and John E. Brewster, Jr. to serve as the Company's Chairman and Chief Executive Officer, President and Chief Operating Officer, and Vice President-Corporate Development and Planning, respectively. Mr. Hebert had been elected to the Board of Directors of the Company in January 1997. Contemporaneously with the hiring of Messrs. Clayton, Hebert and Brewster, the Company signed a letter of intent to acquire Voyager, an oil and gas company owned and managed by Messrs. Clayton and Hebert. On August 22, 1997, the Company, Howell Acquisition Corp., a newly formed Texas corporation that is wholly owned by the Company ("Newco"), and Voyager executed an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company would acquire Voyager by means of the merger of Newco with and into Voyager (the "Merger"), with Messrs. Clayton, Hebert and Brewster, receiving 352,638 shares of Common Stock as consideration.

Terms of the Merger

	Upon the effectiveness of the Merger (the "Effective Time"), Newco will be merged with and into Voyager with Voyager being the surviving corporation of the Merger. Newco will cease to exist, and Voyager will continue as a corporation governed by the laws of the State of Texas, with all of the rights and obligations of each of Voyager and Newco.

	At the Effective Time, each share of Common Stock, no par value (the "Voyager Common Stock"), and each share of Preferred Stock, no par value (the "Voyager Preferred Stock"), of Voyager outstanding immediately prior to the Effective Time, other than shares held in the treasury of Voyager (which will be canceled), will, without any action on the part of the holder thereof, be converted into the right to receive (i) 3.424135319 shares of Common Stock, with the number of shares of Common Stock that each Voyager shareholder receives being rounded to the nearest whole number of shares. Based on 102,986 outstanding shares of Voyager Common Stock and Voyager Preferred Stock as of August 22, 1997, the total consideration payable to the shareholders of Voyager will be 352,638 shares of Common Stock. At the Effective Time, each outstanding share of Common Stock, par value $.01 per share, of Newco will be converted into one share of Voyager Common Stock, resulting in the Company owning all of the outstanding capital stock of Voyager.

	The closing of the Merger will occur on the soonest date (the "Closing Date") practicable after all of the conditions to the consummation of the Merger have been fulfilled or, to the extent permissible, waived. On the Closing Date, Articles of Merger relating to the Merger will be filed with the Secretary of State of the State of Texas. The Effective Time will occur at such time as the Articles of Merger have been so filed. The Company anticipates that the Effective Time will occur promptly after the Company has received the required number of stockholder consents. The Merger Agreement contains covenants of Voyager regarding the conduct of the business of Voyager pending the Effective Time.

	The respective obligations of the Company, Voyager and Newco to consummate the Merger are subject to the satisfaction of certain customary conditions, including approval of the Merger by the holders of a majority of the issued and outstanding shares of Common Stock. The Merger Agreement contains representations and warranties of Voyager and Howell customary in transactions of this type.

	The Merger Agreement may be terminated by mutual consent of the Company, Voyager and Newco at any time prior to the filing of the Articles of Merger.
The Merger Agreement may be terminated by action of the board of directors of the Company, Voyager or Newco (i) if the Merger is not consummated by November 30, 1997 provided that the party taking such action is not in material breach of the Merger Agreement or (ii) if consummation of the Merger is prohibited by final action of a court or other governmental entity.

	Consummation of the Merger is not subject to any regulatory approvals. It is expected that the Merger will constitute a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, so that no gain or loss will be recognized by Howell, Voyager or their respective stockholders as a result of the Merger. Approval of the Merger by the stockholders of Howell is required by the rules of the New York Stock Exchange.

Reasons for the Merger

	During the past eighteen months, the Company's board of directors initiated a number of transactions to focus the Company's future business solely on exploration and production activities. In furtherance of this new approach, on the recommendation of Paul N. Howell, founder of the Company, at its January 1997 meeting the board of directors elected Richard K. Hebert a director. Subsequent to such meeting, Mr. Hebert introduced his long time associate Donald
W. Clayton to Mr. Howell. After becoming well acquainted, Mr. Howell determined that Messrs. Clayton and Hebert were well qualified and experienced to assume the responsibilities of Chief Executive Officer and President of the Company, respectively, and the Company's board of directors concurred. In order to procure the professional services of those gentlemen it was necessary to acquire their exploration and production company. Accordingly, on May 14, 1997, the Company, Voyager and Messrs. Clayton and Hebert entered into a letter of intent contemplating the acquisition of Voyager by the Company.

Certain Financial and Other Information

	Selected Historical Financial Information of Voyager

	The following Selected Historical Financial Information of Voyager is derived from the unaudited financial statements of Voyager included elsewhere herein and should be read in conjunction with such financial statements, including the notes thereto.

                               		            Five Months Ended
                                                      May 31, 1997		Year Ended December 31,
			                            -----------------    -----------------------------------
			                                                        1996		  1995
                                                                                ----              ----
		                                               (In thousands, except per share amounts)
Revenues		                              $  421,371	     $  923,549	        $  417,570
                                                      ----------             ----------         ----------

Net earnings (loss) from operations	              $   19,228	     $  (52,833)        $ (179,407)
                                                      ----------             ----------         ----------

Primary net earnings (loss) per common share
    from operations		            	      $      .20	     $     (.70)	$    (3.59)
                                                      ----------             ----------         ----------

Property, plant and equipment, net	              $2,290,599	     $1,506,675		$1,656,306
                                                      ----------             ----------         ----------

Total assets		                              $2,714,342	     $1,939,678		$2,162,578
                                                      ----------             ----------         ----------

Long-term debt		                              $  626,792	     $1,602,555		$2,536,737
                                                      ----------             ----------         ----------

Shareholder's equity		                      $1,207,417	     $  232,389		$(443,788)
                                                      ----------             ----------         ----------

Cash dividends per common share	                      $     --      	     $     --     	$    --
                                                      ----------             ----------         ----------


	Selected Historical Financial Information of the Company

	The following Selected Historical Financial Information of the Company is derived from the audited and unaudited consolidated financial statements of the Company incorporated by reference herein and should be read in conjunction with such financial statements including the notes thereto.

		                       Six Months Ended June 30,	           Year Ended December 31,
                                       -------------------------   ------------------------------------------------------
		                           1997	     1996	   1996(1)     1995(1)      1994        1993	 1992
                                           ----      ----          ----        ----         ----        ----
		                                                (In thousands, except per share amounts)
Revenues		                $ 16,971    $332,512	  $712,391    $673,537    $448,952    $411,736	$461,316
                                        --------     --------     --------    --------    --------    --------  --------
Net earnings		                $  2,041    $  2,744	  $ 14,077    $  5,326	  $  2,883    $  2,527	$    431
                                        --------     --------     --------    --------    --------    --------  --------

Primary net earnings per common
    share from operations               $    .17    $    .31	  $   2.31    $    .59	  $    .10    $    .18	$    .09
                                        --------     --------     --------    --------    --------    --------  --------

Property, plant and equipment, net	$103,743    $103,495      $117,656    $195,341    $124,773    $125,113  $ 98,552
                                        --------     --------     --------    --------    --------    --------  --------

Total assets		                $150,272    $269,688      $158,524    $273,326    $182,440    $164,542	$158,181
                                        --------     --------     --------    --------    --------    --------  --------

Long-term debt		                $ 17,581    $ 92,785	  $ 20,581    $ 96,205    $ 33,098    $ 35,879	$ 42,491
                                        --------     --------     --------    --------    --------    --------  --------

Shareholder's equity		        $ 91,907    $ 80,188	  $ 90,048    $ 79,020    $ 75,919    $ 76,225	$ 43,089
                                        --------     --------     --------    --------    --------    --------  --------

Cash dividends per common share	        $    .08    $    .08	  $    .16    $    .16    $    .16    $    .16  $    .16
                                        --------     --------     --------    --------    --------    --------  --------

---------------------
(1)	See the notes to the Company's consolidated financial statements incorporated herein by reference regarding the 1996 purchase and sale, contribution and conveyance of crude oil gathering and marketing, pipeline, and transportation operations to Genesis Energy, L.P., and the 1995 purchase of three pipeline systems from Exxon.

	Market Information

	The Common Stock is listed on the New York Stock Exchange ("NYSE") where it trades under the symbol "HWL." On May 13, 1997, the last trading day preceding public announcement of the Merger, the closing price per share of the Common Stock on the NYSE was $13 and on August 15, 1997, such price was $18.

	There is no public market for Voyager Common Stock.


Incorporation by Reference of Certain Information Relating to the Company

	The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

	(1)	The Company's Annual Report on Form 10-K for the year ended
December 31, 1996;

	(2)	The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; and

	(3)	The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

	In addition, all documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the date of the Meeting shall be deemed to be incorporated by reference herein.

Information Relating to Voyager

	Description of Business

	Voyager was formed in 1993 by Donald W. Clayton and Richard K. Hebert as a vehicle to sponsor and act as general partner of oil and gas limited partnerships, and through which to invest their own funds in oil and gas activities.

	From 1993 through early 1997, Voyager participated in the drilling of exploratory and development wells, mostly located in the Gulf Coast area of south Texas. Voyager's most significant oil property was South Bearhead Creek located in Beauregard Parish, Louisiana. In November of 1993, Voyager acquired a 50% working interest in three producing wells, a salt water disposal well and a shut-in oil well in the South Bearhead Creek field. That property was producing approximately 38 barrels of oil (Bbls) per day as of May 31, 1997.

	Voyager's most significant producing gas property was the I. P. Farms C-2 well located in Brazoria County, Texas. The C-2 was producing an average of 322 thousand cubic feet of natural gas (Mcf) per day and 5.57 Bbls per day, net, as of May 31, 1997.

	As of May 31, 1997, Voyager owned working interests in 11 properties with an average 15.9% net revenue interest. Net average daily production was 63 Bbls per day and 218 Mcf per day. The wells had a projected reserve life of 11 years. Net proved developed producing reserves were 105 thousand Bbls (MBbls) per day and 1,074 million cubic feet of natural gas (MMcf) per day, or a total of 284 MBbls equivalent (MBOE) on a 6:1 equivalent basis.

	Voyager also purchased producing mineral, royalty, and overriding royalty interests (collectively "the royalty interests"). As of May 31, 1997, the royalty interests consisted of a total of 66 properties with an average 0.7% net revenue interest. Net average daily production attributable to the royalty interests was 27 Bbls per day and 86 Mcf per day. The properties had a projected reserve life of 50 years. Net proved developed producing reserves attributable to the royalty interests were 115 MBbls and 265 MMcf, or a total of 159 MBOE on a 6:1 equivalent basis.

	In November of 1993, Voyenergy Partners I, L.P. ("Voyenergy"), a Texas limited partnership, was formed. Voyager was the sponsor and acted as general partner. Ten and one-half units of limited partnership interest, each unit involving a minimum investment of $112,500, were sold to accredited investors pursuant to Regulation D promulgated under the Securities Act of 1933, as amended. The offering was closed in early 1994 with subscriptions totaling $1,575,000 (inclusive of investor note obligations and limited and general partner contributions). As the general partner, on behalf of the partnership Voyager invested in exploitation and development wells and acquired producing properties, including mineral interests and royalty (together the "Voyenergy properties"). Voyager retained a 75% interest in the Voyenergy properties; the limited partners owed a 25% interest in the Voyenergy properties.

	As of May 31, 1997, the Voyenergy properties consisted of 14 properties with an average 11.2% net revenue interest. Voyager's net (75%) average daily production was 26 Bbls per day and 428 Mcf per day. Net proved developed producing reserves were 40 MBbls and 565 MMcf, or a total of 134 MBOE on a 6:1 equivalent.

	In the aggregate, the oil and gas producing properties being acquired by the Company pursuant to the proposed merger total 90 properties having an average 2.1% net revenue interest (approximately 14% if the royalty interests were not considered). Net average daily production was 116 Bbls per day and 732 Mcf per day. Net proved reserves were estimated to be 259 MBbls and 1,905 MMcf, or a total of 577 MBOE on a 6:1 equivalent basis. A more detailed presentation of Voyager's oil and gas reserve information including the standardized measure prescribed in Statement of Financial Accounting Standards No. 69, is set forth below under the heading "--Description of Properties."

	Voyager's principal executive offices are located at 20405 State Highway 249, Suite 140, Houston, Texas 77070.

Description of Properties

Estimated Quantities of Proved Oil and Gas Reserves (unaudited):

	Set forth below is a summary of the changes in the net quantities of proved crude oil and natural gas reserves of Voyager as of December 31, 1996, and May 31, 1997. The estimates were prepared by Voyager. All of Voyager's reserves are located in the continental United States.

	Proved reserves are estimated quantities of oil and gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing operating methods.

	Oil and gas reserve estimates are inherently imprecise, and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as further information becomes available.


		                                                Total
                                                       ------------------------
                                                           Oil           Gas
                                                         (Mbbls)        (MMcf)
                                                         -------        ------
Proved Reserves
Reserves, December 31, 1995		                  84.40		787.20
    Acquisitions of reserves in place		           4.50		155.70
    Extensions, discoveries, and additions	          68.80	        610.90
    Production		                                 (20.70)       (186.20)
    Revisions		                                  14.10		481.50
Reserves, December 31, 1996		                 151.10	      1,849.10
    Acquisitions of reserves in place		         114.90		265.30
    Extensions, discoveries, and additions	           0.00		  0.00
    Production		                                 (11.60)       (103.10)
    Revisions		                                   5.00	       (106.90)

Reserves, May 31, 1997		                         259.40	      1,904.40

Proved Developed Reserves
    December 31, 1996		                         134.00	      1,789.40
    May 31, 1997		                         242.40	      1,865.30


  Standardized Measure of Discounted Future Net Cash Flows and Changes Therein
                Relating to Proved Oil and Gas Reserves (unaudited):

	The following summary sets forth Voyager's unaudited future net cash flows relating to proved oil and gas reserves, based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69, as of December 31, 1996, and May 31, 1997. Cash flows are based on the following average year-end pricing held constant for the period: $23.97 per Bbl and $3.68 per Mcf at December 31, 1996, and $18.81 per Bbl and $1.97 per Mcf at May 31, 1997.


		                                     1997 SEC VALUE   1996 SEC VALUE
                                                     --------------   --------------
Future gross reserves	                                $8,499,694	$10,581,241
    Future production/development costs	                $2,067,722	$2,672,701
Future net cash flows	                                $6,431,972	$7,908,540
Discount of 10% per annum	                       ($2,304,667)    ($2,271,247)
Estimated future net cash flows discounted at 10%	$4,127,305	$5,637,293


THE INFORMATION PRESENTED SHOULD NOT BE VIEWED AS AN ESTIMATE OF THE FAIR VALUE OF VOYAGER'S OIL AND GAS PROPERTIES. A MARKET VALUE DETERMINATION INCLUDES MANY OTHER FACTORS INCLUDING ANTICIPATED FUTURE CHANGES IN OIL AND GAS PRICES, THE VALUE OF UNPROVED PROPERTIES, AND RESERVES NOT YET ESTABLISHED AS PROVED BY DRILLING, FIELD DEVELOPMENT, OR PRODUCTION HISTORY.

	Financial Statements of Voyager

	Reference is made to the financial statements of Voyager and the notes thereto beginning at page F-1 of this Proxy Statement.

Interests of Certain Persons in the Transaction

	In the Merger, Messrs. Clayton, Hebert and Brewster will receive 207,040, 135,603 and 9,995 shares of Common Stock, respectively. See "--Terms of the Merger." Because this results in more than one percent of the shares of Common Stock outstanding being issued to officers and directors of the Company, the rules of the New York Stock Exchange require that the stockholders of the Company approve the Merger.

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ACQUISITION BY THE COMPANY OF VOYAGER.


PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

	The Board of Directors has proposed an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10 million to 50 million.

	As of August 15, 1997, there were 5,095,155 shares of Common Stock issued and outstanding, 991,349 shares reserved for issuance pursuant to the Company's stock option Plans and 2,090,700 shares reserved for issuance upon conversion of outstanding at the Company's $3.50 Convertible Preferred Stock, Series A ("Series A Preferred Stock"). In addition, an aggregate of 352,638 shares of Common Stock are reserved for issuance in the Merger. Accordingly, there are only 1,470,158 shares of Common Stock available for issuance by the Company from time to time. In order to enhance the Company's financing flexibility, the Board of Directors believes that it would be desirable to have additional authorized shares of Common Stock available for use by the Company. The availability of the additional authorized shares will enhance the Company's ability to meet advantageous market conditions for the sale of additional equity, for the acquisition of desirable assets or companies and for other corporate purposes, such as attracting and retaining qualified employees.

	Although the Company monitors the various financial markets and other business opportunities available to it in an effort to be prepared to take advantage of relatively attractive market conditions and acquisition opportunities, the Company currently has no understandings or agreements for the issuance of securities. No stockholder of the Company has, or will have, any preemptive or other right to acquire additional shares. Depending on the amount of, or purpose for which, additional shares are issued, stockholder approval may or may not be required. Issuance of additional shares might, under certain circumstances, dilute either stockholder equity or voting rights or both.

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 50 MILLION SHARES.

EXPENSES OF SOLICITATION

	The cost of soliciting consents on behalf of the Board of Directors will be borne by the Company. Solicitations of consents will be made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.

DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS

	For stockholder proposals to be included in the Company's proxy statement and proxy relating to the Company's 1998 Annual Meeting of Stockholders, such proposals must be received by the Company at its principal executive offices not later than November 28, 1997.


			          By order of the Board of Directors,




				  /s/Robert T. Moffett
                                  ----------------------------------------
                                  Robert T. Moffett
				  Vice President, General Counsel and Secretary




                              	VOYAGER ENERGY CORP.
                          UNAUDITED COMBINED BALANCE SHEET
                 AS OF DECEMBER 31, 1995 AND 1996 AND MAY 31, 1997


	                                        31-May-97	31-Dec-96    31-Dec-95
                                                ---------------------------------------
ASSETS
CURRENT ASSETS
  CASH	                                       $  248,791      $  141,802    $  374,791
  ACCOUNTS RECEIVABLE	                          167,773	  278,360	118,302
  PREPAID INSURANCE	                            3,739
                                               ----------------------------------------

  TOTAL CURRENT ASSETS	                          420,303	  420,162	493,093
                                               ----------------------------------------

OIL & GAS ASSETS (Note 1)

  PRODUCING OIL & GAS ASSETS
    WORKING INTEREST PROPERTIES	                1,980,488	1,952,268     1,910,187
    ROYALTY INTEREST PROPERTIES (Note 2)	  950,460	   54,510	 54,510
    LESS ACCUMULATED DD&A		         (755,268)	 (675,798)     (342,437)
                                               ----------------------------------------

  TOTAL PRODUCING OIL & GAS ASSETS	        2,175,680	1,330,980     1,622,260
                                               ----------------------------------------

  NON-PRODUCING OIL & GAS ASSETS
    WELLS IN PROGRESS		                  114,919	  177,695        34,046
                                               ----------------------------------------

  TOTAL OIL & GAS ASSETS 			2,290,599	1,508,675     1,656,306
                                               ----------------------------------------

OFFICE FURNITURE & FIXTURES			        0	    7,399         9,738

OTHER ASSETS			                    3,440	    3,440	  3,440
                                               ----------------------------------------

TOTAL ASSETS 	                               $2,714,342      $1,939,676    $2,162,577
                                               ========================================

LIABILITIES AND EQUITY
CURRENT LIABILITIES
  ACCOUNTS PAYABLE	                       $   55,725      $   61,825    $   30,807
  ACCRUED INTEREST PAYABLE	                   71,808	   42,907	 39,021
  CURRENT NOTES PAYABLE (Note 3)	          752,600		0             0
                                               ----------------------------------------

  TOTAL CURRENT LIABILITIES	                  880,133	  104,732	 69,828
                                               ----------------------------------------

NOTES PAYABLE NON-CURRENT
  SHAREHOLDER DEBT (Note 4)	                        0         816,505     1,787,105
  PARTNERSHIP INVESTOR DEBT (Note 3)              626,792	  786,050	749,632
                                               ----------------------------------------

  TOTAL LONG-TERM LIABILITIES	                  626,792	1,602,555     2,536,737
                                               ----------------------------------------

TOTAL LIABILITIES	                        1,506,925	1,707,287     2,606,565
                                               ----------------------------------------

EQUITY
  COMMON STOCK AND PAID IN CAPITAL (Note 4)	1,966,854	1,050,000	 50,000
  PREFERRED STOCK (Note 2)		          143,379               0             0
                                               ----------------------------------------

  RETAINED EARNINGS		                 (902,816)	 (817,611)     (493,988)
                                               ----------------------------------------

  TOTAL EQUITY			                1,207,417	  232,389      (443,988)
                                               ----------------------------------------

TOTAL LIABILITIES AND EQUITY	               $2,714,342	$1,939,676   $2,162,577
                                               ========================================


See accompanying notes.




                                VOYAGER ENERGY CORP.
                     UNAUDITED COMBINED STATEMENT OF OPERATIONS
                 AS OF DECEMBER 31, 1995 AND 1996 AND MAY 31, 1997

	                                        31-May-97	31-Dec-96    31-Dec-95
                                               ----------------------------------------

OIL & GAS REVENUES	                       $  421,371	$  923,549   $  417,570
                                               ----------------------------------------


OIL AND GAS EXPENSES
LEASE OPERATING AND WORKOVER EXPENSES            (158,499)        (254,164)    (174,919)
PRODUCTION TAXES	                          (27,540)	   (77,264)	(43,654)
DEPRECIATION AND DEPLETION EXPENSE	         (141,476)	  (318,200)    (152,644)
GEOLOGICAL & GEOPHYSICAL EXPENSE	           (1,510)	   (17,007)	(16,816)
WELL INSURANCE	                                   10,097	   (14,955)	(14,955)
OTHER	                                           (3,032)	    (1,847)	   (928)
                                               ----------------------------------------

TOTAL OIL & GAS EXPENSES		         (321,960)	  (683,437)    (403,916)
                                               ----------------------------------------

NET INCOME FROM PRODUCING PROPERTIES	           99,411	   240,112	 13,654

DRY HOLE, LEASE ABANDONMENT, AND
	IMPAIRMENTS TO PROPERTIES	          (80,185)	  (292,945)    (193,061)
                                               ----------------------------------------

NET INCOME FROM OIL & GAS OPERATIONS	           19,226	   (52,833)    (179,407)
                                               ----------------------------------------

OTHER INCOME
INTEREST INCOME	                                    1,747	     6,025	  6,231
PARTNERSHIP MANAGEMENT FEE	                   12,742	     7,172	 28,346
                                               ----------------------------------------

TOTAL OTHER INCOME			           14,489	    13,197	 34,577
                                               ----------------------------------------

OTHER EXPENSE
PROFESSIONAL FEES	                          (45,220)	   (69,068)	(30,381)
INTEREST EXPENSE	                          (52,233)	  (184,524)    (101,060)
RENT AND UTILITIES	                          (12,470)	   (27,212)	(24,639)
OTHER OFFICE EXPENSE	                           (5,497)	    (2,088)	 (6,207)
FRANCHISE TAXES	                                   (3,500)	    (1,095)           0
                                               ----------------------------------------

TOTAL OTHER EXPENSE			         (118,920)	  (283,987)    (162,287)
                                               ----------------------------------------

NET INCOME (LOSS)                              $  (85,205)	$ (323,623)  $ (307,117)
                                               ========================================

See accompanying notes.



                  VOYAGER ENERGY CORP. AND VOYENERGY PARTNERS I, L.P.
                  UNAUDITED COMBINED STATEMENT OF STOCKHOLDERS EQUITY
                   AS OF DECEMBER 31, 1995 AND 1996 AND MAY 31, 1997


		                  COMMON STOCK	      PREFERRED STOCK
                                  ------------        ---------------
                                                                                            TOTAL
	                                                                  ACCUMULATED   STOCKHOLDERS'
	                        SHARES	   AMOUNT     SHARES    AMOUNT      DEFICIT  	   EQUITY
                                --------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1994	50,000  $   50,000		           $(186,871)    $(136,871)

NET LOSS						                    (307,117)     (307,117)
                                --------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1995	50,000	    50,000			    (493,988)     (443,988)

CONVERSION OF STOCKHOLDERS'
  DEBT	  	                25,000   1,000,000					 1,000,000

NET LOSS						                    (323,623)	  (323,623)
                                --------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1996	75,000	 1,050,000		            (817,611)	   232,389

CONVERSION OF STOCKHOLDERS'
  DEBT		                21,719	   916,854					   916,854

ISSUANCE OF PREFERRED STOCK		               6,267	143,379		           143,379

NET LOSS						                     (85,205)	   (85,205)
                                --------------------------------------------------------------------

BALANCE AT MAY 31, 1997	        96,719  $1,966,854     6,267   $143,379    $(902,816)   $1,207,417


     See accompanying notes.


               VOYAGER ENERGY CORP. AND VOYENERGY PARTNERS I, L.P.
                NOTES TO UNAUDITED COMBINED FINANCIAL INFORMATION


Note 1 -- Summary of Significant Accounting Policies

	Combination

	The unaudited combined financial statements are based on the historical financial statements of Voyager Energy Corp. (Voyager) and Voyenergy Partners I, L.P. (Voyenergy). Voyager owns a 75% general partnership interest in Voyenergy and Voyenergy accounts are included in the unaudited financial statements based on the 75% interest. All material transactions between Voyager and Voyenergy have been eliminated.

	Oil and Gas Properties

	Oil and gas properties are stated at cost. Depreciation and depletion are computed using the unit of production method. Unsuccessful exploration costs are expended in the year such efforts are determined to be unsuccessful.

	Income Taxes

	Voyager has been a qualified Subchapter S Corporation from inception until immediately preceding the merger when a second class of stock was issued and Voyenergy became a partnership. No tax provision is applicable.

	Use of Estimates in Preparing Financial Statements

	In preparing unaudited combined financial statements in conformity with generally accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the statements and the revenue and expenses during the accounting period. Actual results could differ from those estimates.

Note 2 - Acquisitions

	On May 13, 1997 Voyager acquired a group of royalty properties from a major shareholder. This acquisition concluded an agreement between the shareholders dated July 10, 1995. Voyager paid for the royalties with a combination of preferred stock and funds provided from a loan from Paine Webber.

Note 3 - Debt

	Paine Webber - Voyager borrowed $752,600 on May 13, 1997 for 90 days at an interest rate of 7.375%. The funds were used to acquire royalty properties from a major shareholder. This was intended as an interim financing arrangement and management intends to convert this debt into an asset based collateralized debt instrument.

	Partnership Debt - Incident to the formation of Voyenergy certain partners made loans to the Partnership. The majority of the cash flow from the Partnership was dedicated to the repayment of these loans.

Note 4 - Stockholder Debt

	Stockholder debt was capitalized into common stock in 1996 ($1,000,000) and 1997 ($916,854).

Note 5 - Subsequent Transactions

	Voyager was approached by the minority ownership of the Partnership with a plan which would eventually result in the liquidation of the Partnership. The plan requires that Voyager pay its 75% portion of the investor notes prior to the liquidation.






                                    CONSENT

                               HOWELL CORPORATION

                  Solicited on Behalf of the Board of Directors

   The undersigned hereby acknowledges receipt of the Consent Statement dated September 2, 1997 accompanying this consent card.

   The undersigned, a holder of record of Common Stock, par value $1.00 per share (the "Common Stock"), of Howell Corporation (the "Company") on August 29, 1997, hereby takes the following action pursuant to Section 228(a) of the General Corporation Law of the State of Delaware:



A / X  /  Please mark your
  ----    votes as in this
          example.


	                                  	       CONSENT	DISSENT	 ABSTAIN
	1.  APPROVAL OF THE ACQUISITION BY THE COMPANY  /  /     /  /      /  /
            OF VOYAGER ENERGY CORP., as described in    ---      ---       ---
            the accompanying Consent Statement.

	                                  	       CONSENT	DISSENT	 ABSTAIN
	2.  APPROVAL OF THE AMENDMENT OF THE COMPANY'S  /  /     /  /      /  /
            CERTIFICATE OF INCORPORATION to increase    ---      ---       ---
            the number of shares of Common Stock that the Company is authorized to issue from 10 million to 50 million.


The Board of Directors recommends that you consent to both proposals. Stockholders approving a proposal should mark the appropriate "CONSENT" box above; those opposing a proposal should mark the appropriate "DISSENT" OR "ABSTAIN" box above. By not returning a consent card, a stockholder will be deemed not to have consented to either proposal.

The action expressed on this consent shall constitute action with respect to all shares of Common Stock owned of record on August 29, 1997.




Signature(s) of Shareholder(s)__________________________ Date:___________, 1997
Note: Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.